Exhibit 1

Republic of Colombia

Underwriting Agreement

November 8, 2005

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017.

Ladies and Gentlemen:

The Republic of Colombia (the “Republic”) proposes to issue and sell to the underwriter named in Schedule I hereto (the “Underwriter”), the principal amount of its securities identified in Schedule I hereto (the “Securities”), consisting of debt securities to be issued under a fiscal agency agreement, dated September 28, 1994, as amended by Amendment No. 1 thereto, dated January 21, 2004 (as amended, the “Fiscal Agency Agreement”), between the Republic and the fiscal agent named therein (the “Fiscal Agent”), in the respective forms filed or to be filed as exhibits to the Registration Statement (as hereinafter defined).

1. Representations and Warranties. The Republic represents and warrants to, and agrees with, the Underwriter that:

(a) The Republic has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (No. 333-109215), which registration statement has become effective for registration under the Securities Act of 1933, as amended (the “Act”), of the Securities and other securities. The Securities are registered under such registration statement. Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Commission Release No. 33-6424 (the “Release”) and Schedule B under the Act. The Republic proposes to file with the Commission pursuant to Rule 424(b) under the Act a supplement to the form of prospectus included in such registration statement relating to the Securities and the plan of distribution thereof and has previously advised you of all further information (financial, statistical and other), if any, with respect to the Republic to be set forth therein. The registration statement described in the first sentence of this Section 1(a), including the exhibits thereto and all documents incorporated by reference in the prospectus contained therein, if any, at the time that they became effective or were filed with the Commission, and any post-effective amendments thereto at the time they became effective, is hereinafter called the “Registration Statement”. The prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Basic Prospectus”. The Republic has adequately disseminated the Basic Prospectus to the public a reasonable period before the offering of the Securities in accordance with the Release. The supplemented form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424(b) (including the Basic Prospectus as so supplemented), is hereinafter called the “Prospectus”; and any reference to any amendment or supplement to the Prospectus or the Basic Prospectus shall be deemed to refer to and include any annual reports on Form 18-K and any amendments to such Form 18-K on Form 18-K/A (including all exhibits thereto) (collectively, a “Form 18-K”) filed after the date of the Prospectus or the Basic Prospectus, as the case may be, under the United States Securities Exchange Act of 1934 (the “Exchange Act”) and incorporated by reference in the Prospectus or the Basic Prospectus, as the case may be. Any preliminary form of the Prospectus which has heretofore been filed pursuant to Rule 424(b) is hereinafter called the “Preliminary Prospectus.”

(b) With respect to the Registration Statement and any amendment thereof, at the time that such Registration Statement and any amendment thereof became or becomes effective and as of the date hereof and at the Closing Date (as defined below), and, with respect to the Prospectus and any amendment or supplement thereto, as of the date of the Prospectus and any amendment or supplement thereto, and as of the date hereof and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, does or will comply in all material respects with the applicable requirements of the Act and the rules and regulations thereunder and (ii) neither the Registration Statement, as amended as of any such time, nor the Prospectus, as amended or supplemented as of any such time, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Republic makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Republic by or on behalf of the Underwriter specifically for use in connection with the preparation of the Registration Statement or the Prospectus.

(c) The documents, if any, incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) The Republic has full power and authority to execute and deliver this Agreement and the Fiscal Agency Agreement (this Agreement and the Fiscal Agency

Agreement are referred to herein collectively as the “Agreements”) and the Securities, to incur the obligations to be incurred by it as provided in the Agreements and the Securities, and to perform and observe the provisions of the Agreements and the Securities on its part to be performed or observed.

(e) This Agreement has been duly authorized, executed and delivered by the Republic.

(f) The Fiscal Agency Agreement has been duly authorized, executed and delivered by the Republic and constitutes a legal, valid and binding obligation of the Republic enforceable in accordance with its terms.

(g) The Securities have been duly authorized by the Republic and, when duly executed, authenticated, issued, paid for and delivered in accordance with the Fiscal Agency Agreement, will constitute legal, valid and binding obligations of the Republic enforceable in accordance with their terms.

(h) The obligations of the Republic under the Securities will at all times on and following the Closing Date be supported by the full faith and credit of the Republic and will at all times on and following the Closing Date be general, direct, unconditional, unsecured and unsubordinated External Indebtedness (as defined in the Securities) of the Republic that will rank equal in right of payment with all other present and future unsecured and unsubordinated External Indebtedness of the Republic.

(i) There is no constitutional provision, nor any provision of any treaty, convention, statute, law, regulation, decree, court order or similar authority binding upon the Republic, nor any provision of any contract, agreement or instrument to which the Republic or any Governmental Agency (as defined below) is a party, which would be contravened or breached in any material respect, or under which a material default would arise or a moratorium in respect of any obligations of the Republic or any Governmental Agency be effected, as a result of the execution and delivery of either of the Agreements, the issue of the Securities as contemplated herein and in the Prospectus and the Fiscal Agency Agreement, or as a result of the performance or observance by the Republic of any of the terms of the Agreements or the Securities. For purposes of this Agreement, “Governmental Agency” means any ministry, administrative department, agency, instrumentality, corporation, decentralized entity (entidad descentralizada) or other governmental entity of, or owned or controlled by, the Republic on the National Level (del orden nacional), but excluding (i) corporations in which the Republic or any group of Governmental Agencies owns less than 50% of the voting shares or directly controls the selection of less than 50% of the board of directors or comparable management group, and (ii) banks or financial institutions in which the Republic or any Governmental Agency is directly or indirectly a shareholder and which primarily fund themselves in the ordinary course from non-governmental sources and provide financing substantially to the private sector, and any other bank or financial institution owned or controlled directly or indirectly by any such bank or financial institution.

(j) No consent, approval (including exchange control approval), authorization, order, registration or qualification of or with any court or Governmental Agency or other regulatory body in the Republic is required for (i) the due execution, delivery and performance by the Republic of any of the Agreements or the Securities, (ii) the validity or enforceability against the Republic of any of the Agreements or the Securities, or (iii) the issue, sale or delivery of the Securities, except for the approvals, authorizations and other documents referred to in Section 6 of this Agreement (each of which shall be obtained on or prior to the Closing Date).

(k) The Republic is empowered to issue the Securities. Any failure of the Republic to make the necessary or appropriate provisions in the National Annual Budget for the full and timely payment of any and all amounts due from the Republic under the Agreements and the Securities will not constitute a defense to enforcement of the obligations of the Republic under the Agreements or the Securities.

(l) There is no pending or, to the knowledge of the Republic after reasonable inquiry, threatened legal action or proceeding affecting the Republic or any Governmental Agency which (i) might individually or in the aggregate have a material adverse effect on the economic, fiscal or financial condition of the Republic or (ii) purports to affect the legality, validity or enforceability of any of the Agreements or the Securities.

(m) No event has occurred (and is continuing) which, had the Securities already been issued, would (with the giving of notice and/or the passage of time) constitute an Event of Default under the Securities (as defined therein).

(n) There is no income, stamp or other tax, levy, impost, deduction or other charge imposed or levied (whether by withholding or otherwise) by the Republic or any Governmental Agency or other Colombian governmental, revenue or taxing authority or agency on or by virtue of the execution or delivery by the Republic of any Agreement or the Securities, the enforcement hereof or thereof against the Republic, or any payment to be made by the Republic, pursuant hereto or thereto; provided, that, the Securities are held by a non-resident and non-domiciliary of the Republic.

(o) Under the laws of the Republic, neither the Republic nor any of its property has any immunity from the jurisdiction of any court or from set-off or any legal process; provided, that, except as provided under Article 177 of the Código Contencioso Administrativo of the Republic, which does not override Articles 684 or 513 of the Código de Procedimiento Civil and Article 19 of Decree 111 of January 15, 1996 of the Republic, the revenues, assets and property of the Republic located in the Republic are not subject to execution, set-off or attachment. The waiver of immunity by the Republic contained in Section 14 hereof and in the Fiscal Agency Agreement and the Securities and the appointments of the Authorized Agent in Section 14 hereof and in the Fiscal Agency Agreement and the Securities, the consents by the Republic to the jurisdiction of the courts specified in Section 14 hereof and in the Fiscal Agency Agreement and the Securities, and the provisions that the law of the State of New York shall govern this Agreement, the Fiscal Agency Agreement and the Securities as provided in Section 13 hereof and in the Fiscal Agency Agreement and the Securities, are (or will be, when granted) irrevocably binding on the Republic.

(p) The Republic is a member of and eligible to use the general resources of, the International Monetary Fund and is a member of the International Bank for Reconstruction and Development.

(q) Each of the Agreements is, or upon the due issue, execution and delivery thereof, will be, in proper legal form under the laws of the Republic for the enforcement thereof in the Republic against the Republic.

2. Purchase and Sale

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Republic agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Republic, at the purchase price and in the manner set forth in Schedule I hereto, the principal amount of the Securities set forth in Schedule I hereto.

(b) Upon authorization by the Underwriter of the release of the Securities, the Underwriter proposes to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

(c) The Underwriter represents to and agrees with the Republic that it has not offered, sold or delivered and it will not offer, sell or deliver, directly or indirectly, any of the Securities or distribute or publish the Registration Statement, the Basic Prospectus or the Prospectus or any offering circular, form of application, advertisement or other document or information relating to the Securities, in any jurisdiction (including any Member State of the European Economic Area that has implemented the Prospectus Directive) except under circumstances that will, to the best of its knowledge and belief, result in compliance with all applicable laws and regulations thereof (including, without limitation, any prospectus delivery requirements) and which will not impose any obligations on the Republic except as contained in this Agreement.

(d) Without prejudice to the provisions of Sections 1(b), 1(c) and 1(j) above and except for registration under the Act and compliance with the rules and regulations thereunder and the qualification of the Securities for offer and sale under the laws of such jurisdictions as the Underwriter may request pursuant to Section 4(d), the Republic shall not have any responsibility for obtaining, and the Underwriter agrees with the Republic that the Underwriter and its respective affiliates will obtain, any consent, approval or authorization required by them for the purchase, offer, sale or delivery by them of any of the Securities under the laws and regulations in force in any jurisdiction to which they are subject or in or from which they make such purchase, offer, sale or delivery of any of the Securities.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made at the office, on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Underwriter and the Republic (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Underwriter for the account of the Underwriter against payment by the Underwriter of the purchase price thereof, in accordance with the written order of the Republic or its duly authorized representative, by wire transfer (or in such other manner as may be specified in Schedule I hereto) and payable in the funds and in the currency specified in Schedule I hereto.

Certificates for the Securities shall be in fully registered form and in the authorized denominations specified in Schedule I hereto. Certificates for the Securities shall be registered in such names and in such authorized denominations as the Underwriter may request upon at least three full business days’ prior notice to the Republic. The Republic agrees to have the Securities available for inspection by the Underwriter at the offices of Arnold & Porter LLP, United States counsel to the Republic, not later than 1:00 P.M. on the business day prior to the Closing Date.

4. Agreements. The Republic agrees with the Underwriter that:

(a) The Republic will prepare the Prospectus in the form approved by you and will file such Prospectus pursuant to the applicable provision of Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and, prior to the completion of the offering of the Securities, will make no further amendment or any supplement to the Registration Statement or Prospectus which has been disapproved by you promptly after reasonable notice thereof. The Republic will promptly advise the Underwriter after it receives notice thereof, of the time (i) when the Prospectus shall have been so filed, (ii) when any amendment to the Registration Statement shall have become effective (other than any amendment to the Registration Statement occurring after completion of the offering that relates to any offering of securities other than the Securities), (iii) of any request by the Commission for any amendment to the Registration Statement, or any amendment or any supplement to the Prospectus, or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Republic of any notification with respect to the suspension of the qualification of the Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Republic will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) Within the period during which a prospectus relating to the Securities is required to be delivered under the Act, the Republic will comply with all requirements imposed upon the Republic by the Act, as now and hereafter amended, and by the rules and regulations thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and by the Prospectus. If, at any time during such period, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or rules thereunder, the Republic promptly will prepare and file with the Commission, subject to the first sentence of subsection (a) of this Section 4, an amendment or supplement (including, if appropriate, a Form 18-K or an amendment thereto) which will correct such statement or omission or an amendment which will effect such compliance.

(c) The Republic will make generally available to its security holders in the United States and to the Underwriter, as soon as practicable, a statement in reasonable detail in the English language of the revenues and expenditures of the Republic covering the first full fiscal year of the Republic commencing after the date hereof, which will satisfy the provisions of Section 11(a) of the Act.

(d) The Republic will furnish to counsel for the Underwriter, on behalf of the Underwriter, without charge, copies of the Registration Statement (including one signed copy with all exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date; and, prior to 5:00 p.m., New York City time, on the New York Business Day next succeeding the date of this Agreement, furnish the Underwriter with copies of the Prospectus in New York City in such quantities as the Underwriter may reasonably request; and, so long as delivery of a prospectus by an underwriter or dealer may be required by the Act, as many copies of any Preliminary Prospectus and the Prospectus and any amendments thereof and supplements thereto (including any Form 18-K and any amendment thereto), as the Underwriter may reasonably request; provided, that, in case any underwriter or dealer is required to deliver a prospectus in connection with sales of any of the Securities at any time nine months or more after the date hereof, the Republic will prepare and deliver such copies to such underwriter or dealer, but at such underwriter’s or dealer’s expense.

(e) The Republic will furnish such information, execute such instruments and take such actions as may be required to qualify the Securities for offering and sale under the applicable securities or Blue Sky laws of such jurisdictions of the United States as the Underwriter may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the Republic shall not be required to file a consent to service of process in any such jurisdiction.

(f) So long as any of the Securities are outstanding, the Republic will furnish to the Underwriter, upon request, copies of all reports and financial statements filed with the Commission or any national securities exchange in the United States.

(g) Until the Closing Date, the Republic will not, without the prior consent of the Underwriter, offer, sell, contract to sell or otherwise dispose of any debt securities similar to the Securities issued or guaranteed by the Republic to be placed in the international or U.S. capital markets that are denominated in U.S. dollars and that mature more than one year after their respective dates of issue.

(h) The proceeds from the issue and sale of the Securities will be duly applied as set forth in the Prospectus and in a manner consistent with the relevant authorization of the Comisión Interparlamentaria de Crédito Público and all applicable laws and regulations of the Republic.

(i) The Republic will use its best efforts to cause the Securities to be listed on the official list of the Luxembourg Stock Exchange and traded on the EuroMTF Market of the Luxembourg Stock Exchange as promptly as possible.

5. Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated and except as otherwise agreed to in writing, the Republic will pay all costs and expenses incident to the performance of the obligations of the Republic hereunder, including, without limiting the generality of the foregoing, (i) all costs and expenses of preparing, printing, filing and distributing of the Registration Statement (including all exhibits thereto) and (except as otherwise provided in Section 4(d) hereof) any amendments or supplements to the Registration Statement or the Prospectus, (ii) all costs and expenses of printing and distributing the Fiscal Agency Agreement, and the fees and expenses of the Fiscal Agent and any paying agents under the Fiscal Agency Agreement, (iii) all costs and expenses in connection with the engraving, printing, issuance and delivery to the Underwriter of the Securities, (iv) up to an agreed amount in respect of the determination of the eligibility of the Securities for investment and the qualification of the Securities in accordance with the provisions of Section 4(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation and printing of any Blue Sky Memorandum and Legal Investment Survey in respect of the Securities, (v) except as otherwise provided in Section 4(d) hereof, the costs of printing and delivery (including costs of mailing and shipping) to the Underwriter, in quantities as herein above stated, of copies of the documents referred to in Section 4(d) hereof, (vi) any fees and expenses in connection with the listing of the Securities on such exchange, if any, as shall be specified in Schedule I hereto, (vii) the fees and disbursements of counsel for the Republic and (viii) any fees charged by securities rating services for rating the Securities, if and to the extent such ratings are requested by the Republic. Except as provided in Section 7 hereof, the Underwriter will pay all of its own costs and expenses, including the fees and disbursements of its United States counsel and Colombian counsel and its out-of-pocket expenses in connection with negotiations with the Republic.

6. Conditions to the Obligations of the Underwriter. The obligations of the Underwriter to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Republic contained herein, both (i) on, and as though made on, the date hereof and (ii) on, and as though made on, the Closing Date, to the accuracy of the statements of the Republic made in any certificates pursuant to the provisions hereof, to the performance by the Republic of its obligations hereunder performable prior to the Closing Date and to the following additional conditions:

(a) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or threatened; any request of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriter; and the Prospectus shall have been filed pursuant to the applicable provision of Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) of this Agreement.

(b) The Head or Acting Head of the Legal Affairs Group of the Dirección General de Crédito Público y Tesoro Nacional of the Ministerio de Hacienda y Crédito Público of the Republic shall have furnished to the Underwriter such counsel’s written opinion, dated the Closing Date, to the effect that:

(i) The Republic has full power and authority to execute and deliver the Agreements and the Securities, to incur the obligations to be incurred by it as provided herein and therein, and to perform and observe the provisions hereof and thereof on its part to be performed or observed;

(ii) The execution, delivery and performance by the Republic of the Agreements and the Securities have been duly authorized by all necessary action on its part and by all necessary constitutional, legislative, executive, administrative and other governmental action;

(iii) The Agreements have been duly authorized, executed and delivered by the Republic and the Agreements constitute legal, valid and binding obligations of the Republic enforceable in accordance with their terms;

(iv) The Securities have been duly authorized, executed, issued and delivered by the Republic in accordance with the Fiscal Agency Agreement, and, assuming due authentication and delivery by the Fiscal Agent, the Securities constitute legal, valid and binding obligations of the Republic enforceable in accordance with their terms;

(v) The obligations of the Republic under the Securities are or will at all times on and following the Closing Date be supported by the full faith and credit of the Republic and are or will at all times on and following the Closing Date be general, direct, unconditional, unsecured and unsubordinated External Indebtedness (as defined in the Securities) of the Republic that will rank equal in right of payment with all other present and future unsecured and unsubordinated External Indebtedness of the Republic;

(vi) There is no constitutional provision, nor any provision of any treaty, convention, statute, law, regulation, decree, court order or similar authority binding upon the Republic, nor (to the best of such counsel’s knowledge) any provision of any contract, agreement or instrument to which the Republic or any Governmental Agency is a party, which would be contravened or breached in any material respect, or under which a material default would arise or a moratorium in respect of any obligations of the Republic or any Governmental Agency would be effected, as a result of the execution and delivery of any of the Agreements, the issue of the Securities as contemplated herein and in the Prospectus, or the performance or observance by the Republic of any of the terms of the Agreements or the Securities;

(vii) No consent, approval (including exchange control approval), authorization, order, registration or qualification of or with any court or governmental agency or other regulatory body in the Republic is required for (A) the due execution, delivery and performance by the Republic of any of the Agreements or the Securities, (B) the validity or enforceability against the Republic of any of the Agreements or the Securities, or (C) the issue, sale or delivery of the Securities, except for (I) Law 533 of November 11, 1999, (II) the surviving portions of Law 185 of January 27, 1995 which were not repealed or amended by Law 533 of November 11, 1999, (III) the relevant portions of Law 80 of October 28, 1993, (IV) Law 781 of December 20, 2002, (V) Decree No. 2681 of December 29, 1993 and (VI) Resolution No. 2768 dated November 4, 2005 of the Ministerio de Hacienda y Crédito Público;

(viii) To ensure the legality, validity, enforceability, priority or admissibility in evidence of each of the Agreements and the Securities in the Republic, it is not necessary that any Agreement or the Securities be registered, recorded, published or filed with any court or other authority in the Republic or be notarized or that any documentary, stamp or similar tax be paid on or in respect of any such Agreements or the Securities, except for (A) the issuance by the Director General of Public Credit of the Ministerio de Hacienda y Crédito Público of a request for publication of (x) Resolution No. 2768 dated November 4, 2005, issued by the Ministerio de Hacienda y Crédito Público in the Diario Oficial of the Republic and (y) a summary of the Agreements in the Diario Unico de Contratación Pública of the Republic, to satisfy the requirement for such publications, (B) notice to the Banco de la República concerning the liability management transaction and (C) in accordance with External Resolution No. 8 of November 19, 2004, issued by the Junta Directiva del Banco de la República, the delivery of written information from the Director General of Public Credit of the Ministerio de Hacienda y Crédito Público to the Junta Directiva del Banco de la República regarding the proposed liability management transaction, each of which shall be effected on or prior to the Closing Date;

(ix) The Republic is empowered to issue the Securities. Any failure of the Republic to make the necessary or appropriate provisions in the National Annual Budget for the full and timely payment of any and all amounts due from the Republic under the Agreements and the Securities will not constitute a defense to enforcement of the obligations of the Republic under the Agreements or the Securities;

(x) There is no pending or, to such counsel’s knowledge after reasonable inquiry, threatened legal action or proceeding affecting the Republic or any Governmental Agency which (A) might individually or in the aggregate have a material adverse effect on the economic, fiscal or financial condition of the Republic or (B) purports to affect the legality, validity or enforceability of any of the Agreements;

(xi) To such counsel’s knowledge after reasonable inquiry, no event has occurred (and is continuing) which, had the Securities already been issued, would (with the giving of notice and/or the passage of time) constitute an Event of Default under the Securities (as defined therein);

(xii) There is no income, stamp or other tax, levy, impost, deduction or other charge imposed or levied (whether by withholding or otherwise) by the Republic or any Governmental Agency or other Colombian governmental, revenue or taxing authority or agency on or by virtue of the execution or delivery by the Republic of any Agreement or the Securities, the enforcement hereof or thereof against the Republic, or any payment to be made by the Republic, pursuant hereto or thereto; provided, that, the Securities are held by a non-resident and non-domiciliary of the Republic.

(xiii) Under the laws of the Republic, neither the Republic nor any of its property has any immunity from jurisdiction of any court or from set-off or any legal process; provided, that, except as provided under Article 177 of the Código Contencioso Administrativo of the Republic, which does not override Articles 684 or 513 of the Código de Procedimiento Civil and Article 19 of Decree 111 of January 15, 1996 of the Republic, the revenues, assets and property of the Republic located in the Republic are not subject to execution, set-off or attachment. The waiver of immunity by the Republic contained in Section 14 hereof and in the Fiscal Agency Agreement and the Securities and the appointment of the Authorized Agent in Section 14 hereof, Section 19 of the Fiscal Agency Agreement and Section 17 of the Securities, the consents by the Republic to the jurisdiction of the courts specified in Section 14 hereof, Section 19 of the Fiscal Agency Agreement and Section 17 of the Securities, and the provisions that the law of the State of New York shall govern this Agreement and the Fiscal Agency Agreement and the Securities as provided in Section 13 hereof, Section 18 of the Fiscal Agency Agreement and Section 16 of the Securities, are irrevocably binding on the Republic and service of process effected in the manner set forth in Section 14 hereof, Section 19 of the Fiscal Agency Agreement and Section 17 of the Securities will be effective, insofar as Colombian law is concerned, to confer valid personal jurisdiction over the Republic;

(xiv) The courts of the Republic would give effect to and enforce a judgment obtained in a court outside of the Republic through a procedural system provided for under Colombian law known as “exequatur”, subject to the provisions of Article 693 of the Código de Procedimiento Civil which requires that there be reciprocity in the recognition of foreign judgments between the courts of the relevant jurisdiction and the courts of the Republic and subject to compliance with the provisions of Article 694 of the Código de Procedimiento Civil. The pertinent provisions of such articles as they would affect a judgment obtained in a foreign court ordering payment of money by the Republic following a failure to pay amounts due and owing under the Agreements or the Securities are as follows: (A) the foreign judgment presented in the Republic for enforcement does not conflict with public order laws of the Republic, (B) the foreign judgment, in accordance with the laws of the country in which it was obtained, is final and a duly certified and authenticated copy has been presented to the court in the Republic, (C) no proceedings are pending in the Republic with respect to the same cause of action, and no final judgment has been awarded in the Republic in any proceeding on the same subject matter and between the same parties and (D) in the proceedings commenced in the foreign court which issued the judgment, the defendant was served in accordance with the law of such jurisdiction and in a manner reasonably designed to give an opportunity to the defendant to defend the action. Proceedings for execution of a money judgment by attachment or execution against any assets or property located in the Republic would be within the exclusive jurisdiction of Colombian courts. A judgment obtained in a foreign court ordering payment of money by the Republic under the Agreements or the Securities would not conflict with public order laws of the Republic;

(xv) Each of the Agreements is in proper legal form under the laws of the Republic for the enforcement thereof in the Republic against the Republic;

(xvi) The Registration Statement, as amended, and the Prospectus, as amended or supplemented, and their filing with the Commission have been duly authorized by and on behalf of the Republic, and the Registration Statement, as amended, has been duly executed by and on behalf of the Republic, and the information in the Registration Statement, as amended, and the Prospectus, as amended or supplemented, stated on the authority of public officials of the Republic has been stated in their official capacities thereunto duly authorized;

(xvii) The statements in the Registration Statement, as amended, and the Prospectus, as amended or supplemented, relating to the Securities and the Fiscal Agency Agreement, insofar as matters of Colombian law are concerned, and all other statements in the Registration Statement and the Prospectus with respect to or involving Colombian law are correct in all material respects;

(xviii) The Refrendación (Acknowledgment) of the Agreements and the Securities by the Contralor General de la República, pursuant to Law 42 of 1993, is not required under Colombian law for the due execution, delivery, performance, validity or enforceability of the Agreements or the Securities. The Contralor General de la República is required by law to acknowledge the Agreements and the Securities; provided, that, the Securities have been issued according to Colombian regulations and in compliance with all applicable requirements. The Securities have been so issued and the Agreements have been duly authorized and all necessary actions have been taken to comply with all applicable requirements. Pursuant to Colombian law and regulations, the failure by the Contralor General de la República to acknowledge the Agreements and the Securities will not affect the obligations of the Republic in respect of the Securities; and

(xix) In addition, such counsel shall have furnished the Underwriter with a letter, dated the Closing Date, to the effect that:

(A) No information has come to such counsel’s attention that causes such counsel to believe that the Registration Statement, at the respective times each part became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

(B) No information has come to such counsel’s attention that causes such counsel to believe that the Prospectus, as of the date thereof or on the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Such counsel may state that he or she is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus (except to the extent expressly set forth in (xvii) above) and that such counsel makes no representation that such counsel has independently verified the accuracy, completeness and fairness of such statements (except as aforesaid), and that such counsel’s opinions referred to in this subsection (b) are limited to matters of Colombian law and, insofar as the opinion required by this subsection (b) is affected by matters of United States or New York law, it may be given in reliance upon the opinion required by subsection (c) of this Section 6 and that, insofar as the foregoing opinions relate to the legality, validity, binding effect or enforceability of any agreement or obligation of the Republic, such counsel has assumed that each party to such agreement or obligation other than the Republic has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it.

(c) Arnold & Porter LLP, United States counsel to the Republic, shall have furnished to the Underwriter their written opinion, dated the Closing Date, to the effect that:

(i) Assuming that the Securities have been duly authorized, executed, authenticated, issued and delivered against payment therefor, the Securities constitute valid, binding and enforceable obligations of the Republic, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, to general principles of equity (whether enforcement is considered in a proceeding in equity or at law) and to possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights;

(ii) Assuming that the Fiscal Agency Agreement has been duly authorized, executed and delivered by the parties thereto, the Fiscal Agency Agreement constitutes a valid, binding and enforceable agreement of the Republic, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, to general principles of equity (whether enforcement is considered in a proceeding in equity or at law) and to possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights;

(iii) The issuance and sale of the Securities by the Republic pursuant to this Agreement and the performance by the Republic of its obligations in this Agreement, the Fiscal Agency Agreement and the Securities do not require any consent, approval, authorization, registration or qualification of or with any United States federal or New York State governmental authority that in such counsel’s experience is normally applicable with respect to such issuance, sale or performance, except such as have been obtained under the Act; provided, that, such counsel need express no opinion as to such consents, approvals, authorizations, registrations or qualifications that may be required under state securities or Blue Sky laws;

(iv) Under the laws of the State of New York relating to personal jurisdiction, assuming the Republic has duly authorized, executed and delivered this Agreement, the Republic has, pursuant to Section 14 of this Agreement, to the fullest extent permitted by law, validly and irrevocably submitted to the jurisdiction of any New York State or United States federal court located in the Borough of Manhattan, The City of New York, in any action, suit or proceeding brought by the Underwriter or any person who controls the Underwriter arising out of or relating to this Agreement, has, to the fullest extent permitted by law, validly and irrevocably waived any objection to the laying of venue of any such action, suit or proceeding in any such court, has validly and irrevocably waived and agreed not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum, and has validly and irrevocably appointed the Consul General of the Republic in The City of New York as its authorized agent for the purpose described in Section 14 hereof; service of process effected on such agent in the manner set forth in Section 14 hereof will be effective to confer valid personal jurisdiction over the Republic in any such action; and the waiver by the Republic, pursuant to Section 14 hereof, of any immunity to jurisdiction to which it may otherwise be entitled (including sovereign immunity and immunity from pre-judgment attachment and post-judgment attachment) in any such action in any such court is legal, valid and binding under New York State and United States federal law;

(v) The statements in the Prospectus under the heading “Taxation — United States Federal Taxation,” insofar as such statements purport to summarize federal laws of the United States, constitute a fair summary of the principal U.S. Federal tax consequences of a purchase of the Securities; and

(vi) The statements in the Prospectus under the headings “Description of the Securities,” and “Description of the Bonds,” insofar as such statements purport to summarize certain provisions of the Securities and the Fiscal Agency Agreement, provide a fair summary of such provisions.

(vii) In addition, such counsel shall have furnished the Underwriter with a letter, dated the Closing Date, to the effect that:

(A) The Registration Statement (except for the financial and statistical data, including any mining or petroleum reserve or production data, included therein, as to which such counsel need express no view), at the respective times each part thereof became effective, and the Prospectus (except as aforesaid), as of the date thereof, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations thereunder;

(B) No information has come to such counsel’s attention that causes such counsel to believe that the Registration Statement (except for the financial and statistical data, including any mining or petroleum reserve or production data, included therein, as to which such counsel need express no view), at the respective times each part thereof became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

(C) No information has come to such counsel’s attention that causes such counsel to believe that the Prospectus (except as aforesaid), as of the date thereof or on the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Such counsel may state that they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except to the extent expressly set forth in (v) and (vi) above) and that such counsel makes no representation that such counsel has independently verified the accuracy, completeness and fairness of such statements (except as aforesaid), and that their opinions referred to in this subsection (c) are limited to the federal laws of the United States and the laws of the State of New York, and such counsel may, as to all matters governed by the laws of the Republic, assume the correctness of, and their opinion may be subject to the qualifications, assumptions and exceptions set forth in, the opinion of the Head or Acting Head of the Legal Affairs Group of the Dirección General de Crédito Público y Tesoro Nacional of the Ministerio de Hacienda y Crédito Público of the Republic referred to above.

(d) The Underwriter shall have received the favorable opinion or opinions of Sullivan & Cromwell LLP, United States counsel for the Underwriter, with respect to the validity of the Securities, the Registration Statement, the Prospectus, this Agreement, the Fiscal Agency Agreement and other related matters as the Underwriter may reasonably require. In rendering such opinion or opinions, such counsel may rely as to all matters of the laws of the Republic upon the opinion of Brigard & Urrutia referred to below.

(e) The Underwriter shall have received the favorable opinion or opinions of Brigard & Urrutia, Colombian counsel to the Underwriter, with respect to the validity of the Securities, the Registration Statement, the Prospectus, this Agreement, the Fiscal Agency Agreement and other related matters as the Underwriter may reasonably require. In rendering such opinion or opinions, such counsel may rely as to all matters of United States law upon the opinion of Sullivan & Cromwell LLP referred to above.

(f) Subsequent to the execution and delivery of this Agreement and on or prior to the Closing Date (i) there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the Republic which, in the judgment of the Underwriter, materially impairs the investment quality of the Securities; (ii) no proceeding shall be pending or threatened to restrain or enjoin the issuance, sale or delivery of the Securities or in any manner to question the laws, proceedings, directives, resolutions, approvals, consents or orders under which the Securities are to be issued or to question the validity of the Securities, and none of said laws, proceedings, directives, resolutions, approvals, consents or orders shall have been repealed, revoked or rescinded in whole or in relevant part; (iii) the Securities will be rated at least the ratings indicated in Schedule I by the rating agencies, if any, listed in Schedule I and there shall not have been any public announcement by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) that any such organization has under surveillance or review its rating of any debt securities of the Republic (other than the announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iv) there shall not have occurred any outbreak or escalation of major hostilities in which the United States or the Republic is involved, any declaration of war by the United States or the Republic or any other substantial national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities; and (v) the Republic shall not have ceased to be a member of the International Monetary Fund and of the International Bank for Reconstruction and Development.

(g) The Underwriter shall have received a certificate from the Director General or the Acting Director General of the Dirección General de Crédito Público y Tesoro Nacional of the Ministerio de Hacienda y Crédito Público of the Republic, dated the Closing Date, in which such official shall state that, to the best of his knowledge after reasonable investigation, (i) the representations and warranties of the Republic contained in Section 1 hereof are true and correct on and as of the date of this Agreement and of such certificate; (ii) since the date as of which information is given in the Prospectus, there has been no material adverse change, nor any development involving a prospective material adverse change, in or affecting the condition, financial, economic, political or other, of the Republic, except as set forth or contemplated by the Prospectus; and (iii) none of the events described in Sections 6(a) and 6(f)(ii) and (v) hereof has occurred.

(h) On or prior to the Closing Date, the Consul General of the Republic in the City of New York shall have accepted its appointment as authorized agent of the Republic upon which process may be served in any action by the Underwriter or any person controlling the Underwriter, and arising out of or based upon this Agreement, the Securities and the Fiscal Agency Agreement which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York.

(i) On or prior to the Closing Date, counsel for the Underwriter shall have been furnished with such documents and information as they may reasonably require for the purpose of enabling them to pass upon the matters described in subsections (d) and (e) above, and the Underwriter shall have received such documents, opinions and information as the Underwriter may reasonably require in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Republic in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter.

(j) The Republic shall have complied with the provisions of Section 4(d) hereof with respect to the furnishing of copies of the Prospectus on the New York Business Day next succeeding the date of this Agreement.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions, certificates, documents and information mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter and its counsel, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter by notice to the Republic in writing or by telephone, confirmed in writing, or by telex, facsimile, cable or telegraph.

7. Reimbursement of Underwriter’s Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 6 hereof is not satisfied (other than clause (iv) of Section 6(f)) or because of any refusal, inability or failure on the part of the Republic to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriter, the Republic will reimburse the Underwriter upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by it in making preparations for the purchase, sale and delivery of the Securities. If this Agreement is terminated by you on the grounds specified in Section 9 hereof, the Republic will not be obligated to reimburse the Underwriter for its out-of-pocket expenses.

8. Indemnification and Contribution.

(a) The Republic agrees to indemnify and hold harmless the Underwriter and each person who controls the Underwriter within the meaning of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the laws of any jurisdiction, including but not limited to the Act, the Exchange Act or other federal or State statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him or it in connection with investigating or defending any such loss, claim, damage, liability or action within a reasonable time after such expenses are incurred; provided, however, that (i) the Republic will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Republic by or on behalf of the Underwriter specifically for use in connection with the preparation thereof, and (ii) such indemnity with respect to the Preliminary Prospectus shall not inure to the benefit of the Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act, the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) and the

Republic previously furnished copies thereof to such Underwriter. This indemnity agreement will be in addition to any liability which the Republic may otherwise have.

(b) The Underwriter agrees to indemnify and hold harmless the Republic and each of its officials, including its authorized representative in the United States, who signs the Registration Statement, against any and all losses, liabilities, claims, damages and expenses as incurred, but only with reference to written information relating to such Underwriter furnished to the Republic by or on behalf of such Underwriter specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under Section 8 (a) or (b), as the case may be. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants (including any impleaded parties) in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel in each jurisdiction, approved by the Underwriter in the case of subsection (a) of this Section 8, representing the indemnified parties under such subsection who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clauses (i) and (iii). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent not unreasonably withheld.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in subsections (a) or (b) of this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable, on grounds of policy or other similar grounds, the Republic and the Underwriter shall contribute to the aggregate losses, claims, damages and liabilities (including any legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Republic and the Underwriter may be subject in such proportion so that the Underwriter is responsible for that portion represented by the percentage that the total of the underwriting discounts appearing on the front cover page of the Prospectus Supplement bears to the total public offering price of the Securities appearing thereon and the Republic is responsible for the balance. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required in Section 8(c), then each indemnifying party will contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Republic, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such loss, claims, damages or liabilities (or actions in respect thereof), as well as other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Republic or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, (y) in no case shall the Underwriter be responsible for any amount in excess of the total of the underwriting discounts applicable to the Securities purchased by such Underwriter hereunder and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Underwriter within the meaning of the Act shall have the same rights to contribution as such Underwriter, subject to clauses (y) and (z) of this subsection (d).

9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriter (after consultation with the Republic), by notice given to the Republic prior to delivery of and payment for all the Securities, if after the execution and delivery of this Agreement and prior to such time (i) existing financial, political or economic conditions in the United States, Colombia, or elsewhere, or Colombian exchange rates or exchange controls shall have undergone any materially adverse change which, in the opinion of the Underwriter, would materially adversely affect the market for the Securities, or (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, trading in any securities of the Republic on any exchange or in the over-the-counter market in the United States or in the Republic shall have been suspended or limited, or (iii) a major disruption of the settlement or clearance of debt securities in the United States shall occur and continue until at least the business day preceding the Closing Date, and such event shall make it impractical to proceed with the closing, or (iv) a banking moratorium shall have been declared either by U.S. federal or New York State or Colombian authorities.

10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Republic and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Republic or any of the controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

11. Notices. Except as otherwise expressly provided in this Agreement, all communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or sent by facsimile, at the address specified in Schedule I hereto; or, if sent to the Republic, will be mailed, delivered or sent by facsimile to the Director General of Public Credit and the National Treasury, Ministerio de Hacienda y Crédito Público, Dirección General de Crédito Público, Carrera 7a, No. 6-45, Piso 8, Bogotá D.C., Colombia.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder. No purchaser of any Security from the Underwriter shall be deemed to be a successor or assign merely by reason of such purchase. This Agreement may not be assigned by any party hereto without the prior written consent of each of the other parties hereto. Any purported assignment of this Agreement in contravention of this Section 12 shall be null and void.

13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, except that all matters governing authorization and execution by the Republic shall be governed by the laws of the Republic.

14. Jurisdiction of Courts of New York and the Republic. The Republic hereby appoints the Consul General of the Republic in The City of New York, presently located at 10 East 46th Street, in New York, New York, as its authorized agent (the “Authorized Agent”) upon which process may be served in any action by the Underwriter, or by any persons controlling such Underwriter, arising out of or based upon this Agreement, which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, and, subject to the last sentence of this Section 14, the Republic expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable as long as any of the Securities remain outstanding unless and until the appointment of a successor Authorized Agent and such successor’s acceptance of such appointment shall have occurred. The Republic will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service mailed or delivered to the Director General of Public Credit and the National Treasury, Ministerio de Hacienda y Crédito Público, Dirección General de Crédito Público y Tesoro Nacional, Carrera 7a, No. 6-45, Piso 8, Bogotá D.C., the Republic, shall be deemed in every respect effective service of process upon the Republic. Notwithstanding the foregoing, any action by the Underwriter based upon this Agreement may be instituted by the Underwriter in any competent court in the Republic. The Republic hereby waives irrevocably, to the fullest extent permitted by law, any immunity from jurisdiction (except for immunity from execution on a judgment) to which it might otherwise be entitled in any action arising out of or based on this Agreement which may be instituted as provided in this Section 14 in any state or federal court in The City of New York, New York, or in any competent court in the Republic; provided, that, except as provided under Article 177 of the Código Contencioso Administrativo of the Republic, which does not override Articles 684 or 513 of the Código de Procedimiento Civil and Article 19 of Decree 111 of January 15, 1996 of the Republic, the revenues, assets and property of the Republic located in the Republic are not subject to execution, set-off or attachment. The Republic hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any aforesaid action arising out of or in connection with this Agreement brought in any such court and hereby further, to the fullest extent permitted by law, irrevocably waives and agrees not to plead or claim in any such court that any such action brought in any such court has been brought in an inconvenient forum. The Republic hereby reserves the right to plead sovereign immunity under the United States Foreign Sovereign Immunities Act of 1976 with respect to actions brought against it under United States securities laws or any state securities laws.

15. Underwriter Not Fiduciary. The Republic acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Republic, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction, the Underwriter is acting solely as a principal and not the agent or fiduciary of the Republic, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Republic with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Republic on other matters) or any other obligation to the Republic except the obligations expressly set forth in this Agreement and (iv) the Republic has consulted its own legal and financial advisors to the extent it deemed appropriate. The Republic agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Republic, in connection with such transaction or the process leading thereto.

16. Agreement Supersedes Prior Agreements. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Republic and the Underwriter with respect to the subject matter hereof.

17. Waiver of Jury Trial. The Republic and the Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in U.S. dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so (and subject to Chapter II, Article 78 of the Foreign Exchange Regulations of Colombia), that the rate of exchange used shall be that at which in accordance with normal banking procedures the payee could purchase U.S. dollars with such other currency in The City of New York on the business day preceding the day on which final judgment is given. The obligation of either party in respect of a sum due from it to the other party hereunder shall, notwithstanding any judgment in a currency (the “judgment currency”) other than U.S. dollars, be discharged only to the extent that on the business day following receipt by such other party of any sum adjudged to be so due in the judgment currency such other party may in accordance with normal banking procedures purchase U.S. dollars with the judgment currency; if the amount of U.S. dollars so purchased is less than the sum originally due to such other party in U.S. dollars, such first party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such other party against such loss, and if the amount of U.S. dollars so purchased exceeds the sum originally due to such other party, such other party agrees to remit to such first party such excess.

19. Contracts with the Republic. In accordance with the legal requirements of the Republic relating to contracts with the Republic, the Underwriter shall be deemed to have waived any right to petition for diplomatic claims to be asserted by their governments against the Republic, except in the case of denial of justice, with respect to rights of the Underwriter hereunder.

20. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Republic and the Underwriter.

Very truly yours,

REPUBLIC OF COLOMBIA

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

J.P. MORGAN SECURITIES INC.

By:
Name:
Title:

SCHEDULE I

Underwriting Agreement dated as of:	November 8, 2005

Fiscal Agency Agreement:	Fiscal Agency Agreement, dated as of September 28, 1994, as amended by Amendment No. 1 thereto, dated January 21, 2004, between the Republic of Colombia and JPMorgan Chase Bank, N.A. as Fiscal Agent

Underwriter and address:	J.P. Morgan Securities Inc. 270 Park Avenue New York, New York 10017

Title and description of Securities:

Title:	Floating Rate Notes due 2015

Aggregate principal amount	U.S.$400,000,000

Issue date:	November 16, 2005

Maturity date:	November 16, 2015

Interest rate:	Floating Rate; U.S. dollar 3-month LIBOR plus spread of 180 bps per annum

Interest accrued from:	November 16, 2005

Interest Payment Dates:	February 16, May 16, August 16 and November 16, commencing on February 16, 2006

Currency of denomination:	U.S. dollars

Currency of payment:	U.S. dollars

Form(s) and denomination(s):	Registered form only, in denominations of $100,000 and integral multiples of $1,000 thereafter (initially, all securities to be delivered and held in global form through the facilities of The Depository Trust Company)

Sinking fund provisions:	None

Redemption provisions:	The Securities are not redeemable prior to maturity.

Warrant provisions:	None

Other provisions:	None

Ratings:	BB Stable, Standard & Poor’s Corporation and Ba2 Negative, Moody’s Investor Service

Price to public:	100.000% of the principal amount of the Securities, plus accrued interest, if any, from November 16, 2005.

Underwriter’s Commissions:	0.300%

Purchase price to Underwriter:	99.700% of the principal amount of the Securities, plus accrued interest, if any, from November 16, 2005.

Funds:	Federal funds

Manner of payment:	Wire transfer to an account designated by the Republic of Colombia. The Underwriter shall, on behalf of the Republic of Colombia, pay certain expenses in connection with the offering of the Securities. The Republic of Colombia will reimburse the Underwriter for these expenses pursuant to an expense side letter dated November 8, 2005.

Closing Date, time and location:	November 16, 2005 at 9:00 a.m. at the offices of Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004

Securities exchange(s):	Application has been made to list the Securities on the official list of the Luxembourg Stock Exchange and trade them on the EuroMTF Market of the Luxembourg Stock Exchange.

Calculation agent:	JPMorgan Chase Bank, N.A.